UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Conduit Pharmaceuticals Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 8, 2025, CDT Equity Inc. (the “Company”) determined, after discussions with its advisors and CBIZ CPAs P.C., the Company’s independent registered public accounting firm, that the Company’s previously issued unaudited financial statements, and notes related thereto, for the Subject Period (as defined below) should no longer be relied upon due to the restatement described below pertaining to the correct accounting treatment of certain milestone payments, totaling $0.4 million, made to Sarborg Limited (“Sarborg”) in connection with a Services Agreement (the “Sarborg Service Agreement”) for the acquisition of a diagnostic tool used to monitor clinical trials, aggregate data on an ongoing basis and tracking intellectual property patent status, which was previously classified as research and development expense, but should have been classified as an acquired diagnostic asset in the Company’s March 31, 2025 condensed consolidated balance sheet in accordance with ASC 730.

In connection with the review of the Company’s financial statements as of and for the quarter ended June 30, 2025, the Company, after consideration with its advisors, determined that changes in the Company’s previously issued unaudited interim financial statements as of and for the three months ended March 31, 2025 (the “Subject Period”) are required to be made to the condensed consolidated balance sheet, condensed consolidated statement of operations and comprehensive loss, the condensed consolidated statement of changes in stockholders’ deficit and the condensed consolidated statement of cash flows with respect to the accounting treatment of certain milestone payments to Sarborg. As a result, the Company plans to address the restatement and adjustment of its unaudited financial statements, and notes related thereto for the Subject Period in amendments to the Quarterly Report on Form 10-Q for the Subject Period. The Company’s management and members of the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with CBIZ CPAs P.C.

Forward-Looking Statements

This Current Report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “plans”, “will” and “expected”, or the negative of such terms, or other comparable terminology, and include statements about the Company’s financial outlook and the impacts, if any, on the Company. Forward-Looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update or revise and forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

August 14, 2025	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer